UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2010

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Moulton Street, Cambridge, MA	02138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 16, 2010, Curis, Inc. (the “Company”) issued a press release announcing topline results from a Phase II clinical trial conducted by Roche and Genentech, the Company’s collaborator and a wholly owned member of the Roche Group, of GDC-0449, a first-in-class Hedgehog pathway inhibitor. GDC-0449 was tested in combination with Avastin® (bevacizumab) and FOLFOX or FOLFIRI chemotherapy in first-line metastatic colorectal cancer patients. Roche has informed the Company that the trial did not meet its primary endpoint of extending the time from randomization to disease progression or death in study patients who received GDC-0449 in addition to the current standard of care of bevacizumab and chemotherapy when compared to those patients that received only the current standard of care treatment.

The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: June 16, 2010	By:	/S/ MICHAEL P. GRAY
Michael P. Gray
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release entitled “Curis Announces Genentech’s Phase II Clinical Trial Results of GDC-0449 in Combination with Avastin® and Chemotherapy in First-Line Metastatic Colorectal Cancer” issued by the Company on June 16, 2010